                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        DIGITAL MICROWAVE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  July 5, 2000

TO THE STOCKHOLDERS OF

DIGITAL MICROWAVE CORPORATION:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Microwave Corporation (the "Company") on August 8, 2000, at 3:00 p.m., local time, which will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California.

    Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

    We hope that you will attend the Annual Meeting. In any event, after reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company if you wish to vote in person and your proxy will not be voted.

    A copy of the Company's 2000 Annual Report to Stockholders has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Charles D. Kissner

                                          Charles D. Kissner

                                          CHAIRMAN OF THE BOARD

                         DIGITAL MICROWAVE CORPORATION

                              170 ROSE ORCHARD WAY

                           SAN JOSE, CALIFORNIA 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

    The Annual Meeting of Stockholders of Digital Microwave Corporation (the "Company") will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California, on Tuesday, August 8, 2000, at 3:00 p.m. local time, to:

    1. Elect eight directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

    2. Approve the name change of the Company from Digital Microwave Corporation to DMC Stratex Networks, Inc.;

    3. Approve the amendment to Article IV of the Restated Certificate of Incorporation of the Company, as amended, to (i) increase the total number of shares that the Company has authority to issue from 100,000,000 shares to 155,000,000 shares and (ii) increase the number of shares of Common Stock authorized for issuance by the Company from 95,000,000 shares to 150,000,000 shares.

    4. Ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 2001; and

    5. Transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

    Stockholders of record at the close of business on June 19, 2000, will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

    All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the Annual Meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date, mark and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

    BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles D. Kissner

                                          Charles D. Kissner

                                          CHAIRMAN OF THE BOARD

San Jose, California

    July 5, 2000

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                         DIGITAL MICROWAVE CORPORATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Digital Microwave Corporation, a Delaware corporation ("DMC" or the "Company"), of proxies for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 3:00 p.m., local time, on August 8, 2000, and any adjournment or postponement thereof. This Proxy Statement was first mailed to stockholders on or about July 7, 2000.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in a subsequent section of this Proxy Statement.

VOTING

    Only holders of record of the Common Stock of the Company ("Common Stock") at the close of business on June 19, 2000, (the "Record Date") will be entitled to vote at the Annual Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote on each matter to come before the Annual Meeting. On June 19, 2000, there were 73,024,339 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by 328 stockholders of record. The presence at the Annual Meeting of a majority, or 36,512,170, of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting.

    If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the DMC Board of Directors (the "Board of Directors" or the "Board"), and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

    The approval of the name change of the Company and the ratification of the independent auditors of the Company for the current fiscal year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. However, broker non-votes and shares as to which proxy authority has been withheld with respect to these matters will not be deemed to be entitled to vote for purposes of determining whether stockholder approval has been obtained.

    The approval of the increase in the number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of the Common Stock, and thus abstentions will have the same effect as negative votes. Similarly, broker non-votes and shares as to which proxy authority has been withheld with respect to the increase in the number of authorized shares will not be considered as affirmative votes and thus will have the same effect as negative votes.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by directors, officers and employees of the Company who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

    The Annual Report of the Company for the fiscal year ended March 31, 2000 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

    At the Annual Meeting, eight directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the election of the eight nominees named below as directors unless authority to vote for any such nominee is withheld. The eight nominees receiving the highest number of votes will be elected. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

    In conjunction with Mr. Smookler's appointment as Chief Executive Officer, in May 2000 the Board amended Article III, Section 1 of the Company's Amended and Restated Bylaws to increase the number of directors from seven to eight and appointed Mr. Smookler to the Board. Pursuant to the Company's merger with Innova Corporation in October 1998, the Company agreed to nominate Mr. Bachow to serve as a director for a one-year term at each of the annual meetings of stockholders to be held in 1999, 2000 and 2001.

    In the event that additional persons are nominated, other than by the Board of Directors, for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The following are the nominees of the Board of Directors for election as directors at the date hereof:

             NAME                              TITLE                   AGE
-------------------------------  ----------------------------------  --------
Charles D. Kissner               Chairman of the Board                     53
Sam Smookler                     Chief Executive Officer,                  60
                                 President and Director
Richard C. Alberding             Director                                  69
Paul S. Bachow                   Director                                  49
John W. Combs                    Director                                  53
James D. Meindl                  Director                                  67
V. Frank Mendicino               Director                                  67
Howard Oringer                   Director                                  58

    Mr. Charles D. Kissner currently serves as Chairman of the Board. Mr. Kissner joined the Company as President, Chief Executive Officer and was elected a director of the Company in July 1995 and Chairman of the Board in August 1996. He served as Chief Executive Officer until May 2000. Prior to joining the Company, he served as Vice President and General Manager of the Microelectronics Division of M/A-COM, Inc., a manufacturer of radio and microwave communication products, from July 1993 to July 1995. Mr. Kissner currently is a director of Spectrian, Inc., a supplier of high power amplifiers to wireless communications manufacturers and service providers, and American Flight Support, Inc., a non-profit medical transportation company. Mr. Kissner also serves on the Board of Litttlefeet, Inc., a provider of wireless communication products.

    Mr. Sam Smookler currently serves as Chief Executive Officer and President of the Company and is also a director. Mr. Smookler was appointed Chief Executive Officer and as a director in May 2000. Prior to such appointment, he served as President and Chief Operating Officer from October 1999. He previously served as President, New Business from October 1998 to October 1999. Mr. Smookler joined the Company as President and Chief Operating Officer in January 1998. From February 1997 to December 1997, Mr. Smookler was President and Chief Operating Officer of Signal Technology Corporation, a manufacturer of electronic components and subsystems. From November 1994 to February 1997, Mr. Smookler served as Vice President and General Manager of the Interconnection Products Division of

Augat Corporation, a manufacturer of telecommunications connection products. From February 1992 to November 1994, Mr. Smookler served as General Manager of a division of M/A-COM, a manufacturer of RF and microwave devices, components, and systems. Mr. Smookler holds a BS Degree in Engineering Science from Long Island University in Brookville, New York.

    Mr. Richard C. Alberding has served as a director of the Company since July 1993 and served as Co-Chairman of the Board and Co-Chief Executive Officer from September 1994 to July 1995. Mr. Alberding retired from Hewlett-Packard Company in 1991, where he had served since 1984 as an Executive Vice President with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate-level marketing activities. He also served on the corporate Executive Committee. Mr. Alberding is a director of Kennametal Corporation, a machine tool company, Walker Interactive Systems, a software company, SyBase, Inc., a computer database and tools company, Paging Network, Inc., a paging services company, JLK Direct Distribution, a metalworking consumables distribution company, PCTEL, a computer components supplier, and several private companies.

    Mr. Paul S. Bachow has served as a director of the Company since October 1998. He served as a director of Innova Corporation from January 1993 until October 1998, when the merger of the Company and Innova was consummated. Mr. Bachow has served as President of Bachow & Associates, Inc., a venture capital investment company, since its formation in December 1989. Mr. Bachow also acts as President of the General Partner of each of Paul S. Bachow Co-Investment Fund, L.P., and Bachow Investment Partners III, L.P. Mr. Bachow serves as a director of Deb Shops, Inc., a publicly traded company in the women's clothing business, Anadigics, Inc., a publicly traded manufacturer of gallium arsenide chips for use in a broad array of communications devices, Crusader Holding Corporation, a publicly traded savings and loan, and several private companies.

    Mr. John W. Combs has served as a director of the Company since May 1997. Since September 1999, Mr. Combs has served as President and Chief Executive Officer of Internet Connect, an internet systems provider. From June 1993 to September 1999, Mr. Combs served as President, Southwest Area for Nextel Communications, Inc., a digital communications system provider. From March 1990 to June 1993, he served as Executive Vice President of Sales, Marketing and Customer Care of Los Angeles Cellular Telephone Company, a provider of wireless telecommunications services. In addition, Mr. Combs also serves as a director of Hello Direct, Inc., a direct marketer of telecommunications products.

    Dr. James D. Meindl has served as a director of the Company since November 1995. Since 1993, Dr. Meindl has held the Joseph M. Pettit Chaired Professorship in Microelectronics at the Georgia Institute of Technology. Prior to his professorship at the Georgia Institute of Technology, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost at Rensselaer Polytechnic Institute from 1986 to 1993. Dr. Meindl serves as a director of SanDisk Corp., which designs, develops and markets flash memory data storage products, and Zoran Corp., a semiconductor and related devices company.

    Mr. V. Frank Mendicino has served as a director of the Company since October 1998. Mr. Mendicino served as a director of Innova Corporation from July 1989 and as its Chairman from February 1992 until October 1998, when the merger of the Company and Innova was consummated. Since 1983, Mr. Mendicino has served as a General Partner of Woodside Fund, Woodside Fund II and Woodside Fund III, each of which is a private investment fund. Since 1999 Mr. Mendicino has been managing director of Access Venture Partners, a private investment fund. He also has served as a director of over 15 private companies.

    Mr. Howard Oringer has served as a director of the Company since March 1998. Mr. Oringer has been Managing Director of Communications Capital Group, a management consulting firm, since November 1993. From February 1986 to November 1993, Mr. Oringer was the President, Chief Executive Officer and Chairman of the Board of Directors of TeleSciences, Inc., a manufacturer of telecommunications equipment. Mr. Oringer serves as a director of Tekelec, which designs, manufactures and markets network switching solutions and diagnostic systems, Verilink Corporation, which develops, manufactures and markets access products for telecommunications network service providers and corporate end users, and Vertel, a provider of software for telecommunications management systems.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
                      OF THE ABOVE NOMINEES AS DIRECTORS.

                                  PROPOSAL 2:

                            APPROVAL OF NAME CHANGE

    In May 2000 the Board adopted a resolution changing the name of the Company from "Digital Microwave Corporation" to "DMC Stratex Networks, Inc." subject to approval by the stockholders at the Annual Meeting. The Board has determined that the name change is in the best interests of the Company and its stockholders as a powerful new name identifying the Company's advances into ultra-high-capacity solutions for the telecommunications market and identifying the Company as ready to innovate, develop, deliver, partner and thrive in the ongoing global telecommunications revolution. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the name change. Accordingly, abstentions will have the same effect as negative votes. However, broker non-votes and shares as to which proxy authority has been withheld with respect to the name change will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of the name change has been obtained.

   THE BOARD RECOMMENDS THAT HOLDERS OF SHARES OF THE COMPANY'S COMMON STOCK
                     VOTE FOR APPROVAL OF THE NAME CHANGE.

                                  PROPOSAL 3:

                    AMENDMENT TO ARTICLE IV OF THE COMPANY'S

                    RESTATED CERTIFICATE OF INCORPORATION TO

            INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK

              AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Company's stockholders are asked to act upon a proposal to approve an amendment to Article IV of the Company's Restated Certificate of Incorporation, as amended, to (i) increase the total number of shares of stock that the Company is authorized to issue from 100,000,000 shares to 155,000,000 shares and (ii) increase the number of authorized shares of Common Stock from 95,000,000 shares to 150,000,000 shares. In June 2000, the Board approved this amendment to the Restated Certificate of Incorporation, as amended, subject to stockholder approval.

    Following is the text of the first paragraph of Article IV of the Restated Certificate of Incorporation, as proposed to be amended to effect the increase in the total number of authorized shares of stock and the number of authorized shares of Common Stock of the Company:

    This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this Corporation is authorized to issue is One Hundred Fifty Five Million (155,000,000). Five million (5,000,000) shares shall be Preferred Stock, consisting of 200,000 shares designated Series A Junior Participating Preferred Stock, and One Hundred Fifty Million (150,000,000) shares shall be Common Stock. The Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.01 per share.

    If this proposal is approved at the Annual Meeting, the amendment to Article IV of the Restated Certificate of Incorporation would be effected on the soonest practicable date following the Annual Meeting. If the amendment is not effected, the Board of Directors will take action to abandon the amendment pursuant to
Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE INCREASE IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK AND THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    On June 19, 2000, the Company had 73,024,339 shares of Common Stock and no shares of Preferred Stock outstanding. In addition, as of the same date, approximately 12,166,743 shares of Common Stock were reserved for issuance under stock option plans and for other purposes. With only approximately 9,808,918 shares of authorized but unissued and unreserved Common Stock remaining, the Board believes the proposed increase in the authorized number of shares of Common Stock is necessary to provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The authorized shares of Common Stock in excess of those outstanding or reserved will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property, funding of product programs or businesses, issuance of securities convertible into Common Stock or other corporate purposes. The Board of Directors has no current plans to issue any shares of Common Stock for any such purposes and does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company. Increasing the number of authorized shares of stock to a number that provides for a substantial number of additional authorized but unissued and unreserved shares of stock is a common occurrence among publicly held companies.

    The additional shares of Common Stock that would become available for issuance if the proposed amendment is adopted could also be used by the Company to delay, defer or prevent a change of control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. For example, in the event of a hostile attempt to take over control of the Company, the Company could issue additional shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as an anti-takeover device.

    Each additional share of Common Stock authorized by the amendment to Article IV of the Restated Certificate of Incorporation described in this proposal would have the same rights and privileges under the Restated Certificate of Incorporation, as amended, as each share of Common Stock currently authorized. The proposed amendment to Article IV of the Restated Certificate of Incorporation does not alter the Company's existing power to issue up to 5,000,000 shares of Preferred Stock.

    The approval of the increase in the number of total shares of authorized stock and number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock and thus abstentions will have the same effect as negative votes. Similarly, broker non-votes and shares as to which proxy authority has been withheld with respect to the increase in the number of authorized shares will not count as affirmative votes and thus will have the same effect as negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
                                       TO
   INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK AND THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK.

                                  PROPOSAL 4:

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001.

    Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ending March 31, 2001. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of Directors of the Company to select other auditors for the fiscal year ending March 31, 2001. Accordingly, abstentions have the same effect as negative votes. However, broker non-votes and shares as to which proxy authority has been withheld with respect to the ratification will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of the selection of accountants has been obtained.

    The Company anticipates that a representative of Arthur Andersen LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so, and is expected to be available to respond to questions submitted either orally or in writing at the meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
      ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                   FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 19, 2000, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; (ii) each of the Company's directors; (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, determined for the year ended March 31, 2000 (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers as a group.

                                                                                  APPROXIMATE
                                                                   SHARES           PERCENT
                                                                BENEFICIALLY      BENEFICIALLY
NAME                                                              OWNED(1)          OWNED(2)
------------------------------------------------------------  -----------------   ------------
Kopp Investment Advisors, Inc...............................       11,030,827(3)      15.1%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435
Charles D. Kissner..........................................          179,101(4)     *
Richard C. Alberding........................................           34,000(5)     *
Paul S. Bachow..............................................          354,908(6)     *
John W. Combs...............................................           51,699(7)     *
James D. Meindl.............................................           38,345(8)     *
V. Frank Mendicino..........................................          105,284(9)     *
Howard Oringer..............................................          28,691(10)     *
Frank Carretta, Jr..........................................          90,582(11)     *
Frank Grenon................................................           5,000(12)     *
Sam Smookler................................................          17,763(13)     *
Carl A. Thomsen.............................................          86,556(14)     *
Paul Kennard................................................          78,477(15)     *
All directors and executive officers as a group (15
  persons)..................................................       1,156,268(16)      1.58%

------------------------

*   Less than 1%

(1) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable on or before August 18, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. On June 19, 2000, there were 73,024,339 shares of the Company's Common Stock outstanding. Options granted to directors under the Company's 1994 Stock Incentive Plan are immediately exercisable; however, any shares purchased under such options are subject to repurchase by the Company, upon the director's cessation of Board service prior to vesting in those shares. Such options vest, and the Company's repurchase rights lapse, annually over a period of three years commencing on the first anniversary of the grant date.

(3) Pursuant to a Schedule 13G/A, dated February 4, 2000, filed with the Securities and Exchange Commission, Kopp Investment Advisors, Inc. reported shared dispositive power over 7,960,827 shares, sole dispositive power over 3,070,000 shares, sole voting power over 3,939,000 shares and aggregate beneficial ownership of 11,030,827 shares. According to such filing, Kopp Investment Advisors, Inc. is wholly owned by Kopp Holding Company, which reported aggregate beneficial ownership of 11,030,827 shares. The filing also states that Kopp Holding Company is wholly owned by Leroy C.

    Koop, who on such filing reported sole voting power over 490,000 shares, sole dispositive power over 490,000 shares and aggregate beneficial ownership of 11,520,827 shares.

(4) Includes 179,101 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000.

(5) Includes 28,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, 14,000 of which are subject to repurchase rights.

(6) Includes 52,500 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, of which 28,000 shares are subject to repurchase rights, and 404 shares subject to repurchase rights. Also includes 93,408 shares subject to repurchase.

(7) Includes 42,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, and 404 shares subject to repurchase rights.

(8) Includes 37,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, 14,000 of which are subject to repurchase rights, and 202 shares which are subject to repurchase rights.

(9) Includes 52,500 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, of which 28,000 shares are subject to repurchase rights and 404 shares subject to repurchase rights.

(10) Includes 28,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, none of which are subject to repurchase rights, and 404 shares subject to repurchase rights.

(11) Includes 56,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000.

(12) Includes 5,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000.

(13) Includes 17,263 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000. Also includes 500 shares held by Mr. Smookler's spouse in her personal account.

(14) Includes 86,556 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000.

(15) Includes 70,127 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000. Also includes 8,350 shares held of record by a trust for Mr. Kennard's children of which Mr. Kennard is the trustee.

(16) See Footnotes (4) through (15). Includes 723,419 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before August 18, 2000, of which 84,000 shares are subject to repurchase rights, and 1,818 shares of Common Stock that are subject to repurchase.

                           COMPENSATION OF DIRECTORS
                         AND CERTAIN EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                  ANNUAL COMPENSATION            ------------
                                          ------------------------------------    SECURITIES
                                FISCAL                           OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY    BONUS(1)    COMPENSATION      OPTIONS      COMPENSATION(2)
-----------------------------  --------   --------   --------   --------------   ------------   ---------------
Charles D. Kissner...........    2000     $440,315   $67,150               --        75,000          $1,579
Chairman of the Board(3)         1999      363,742        --               --       612,936           2,592
                                 1998      380,000   321,480               --       100,000           2,592
Sam Smookler.................    2000      323,963    47,393               --        60,000           4,252
Chief Executive Officer and      1999      325,684        --    $      36,347(5)    110,893           3,483
President(4)                     1998           --(6)      --              --            --              --
Frank Carretta, Jr...........    2000      251,609   140,000               --        20,000           1,778
Senior Vice President,           1999      232,221        --               --        42,659           2,326
Worldwide Sales                  1998      225,001   237,990               --        40,000           2,056
Frank Grenon.................    2000      186,160(8) 100,000              --        25,000             135
President, Narrowband            1999      113,571(9) 100,000              --       308,000              --
Products(7)                      1998           --        --               --            --              --
Carl A. Thomsen..............    2000      239,671    28,751               --        25,000           1,730
Senior Vice President, Chief     1999      219,097        --                         75,735           2,221
Financial Officer and
  Secretary                      1998      216,000   118,368               --        40,000           2,164
Paul Kennard.................    2000      212,435    24,589               --        25,000           1,089
Chief Technical Officer          1999      183,282        --               --        81,127           3,454
                                 1998      180,000   110,120               --        40,000           1,053

------------------------

(1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of individual, as well as corporate, performance objectives determined by the Company's Compensation Committee.

(2) Represents compensation paid in the form of premiums for group life insurance.

(3) Mr. Kissner served as Chief Executive Officer throughout fiscal 2000 and until Mr. Smookler was appointed Chief Executive Officer in May 2000.

(4) Mr. Smookler was appointed Chief Executive Officer in May 2000. Prior to such appointment, he served as President and Chief Operating Officer from October 1999 and as President, New Business from October 1998 to October 1999.

(5) Represents relocation expense reimbursements.

(6) Mr. Smookler became an executive officer of the Company in January 1998.

(7) Mr. Grenon resigned from the Company as an officer and employee in January 2000 and currently serves as a part-time consultant.

(8) Represents Mr. Grenon's salary for the partial fiscal year until resigning as an officer in January 2000.

(9) Represents Mr. Grenon's salary for the partial fiscal year since joining the Company in October 1998.

STOCK OPTIONS

    The following table contains information concerning stock option grants made to each of the Named Executive Officers during the fiscal year ended March 31, 2000. No stock appreciation rights were granted during such fiscal year to the Named Executive Officers.

                      OPTION GRANTS IN FISCAL YEAR 2000(1)

                                               INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                          ------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                            NUMBER OF                                                          OF STOCK PRICE
                           SECURITIES         % OF TOTAL                                        APPRECIATION
                           UNDERLYING       OPTIONS GRANTED     EXERCISE                     FOR OPTION TERM(3)
                             OPTIONS        TO EMPLOYEES IN       PRICE     EXPIRATION   ---------------------------
          NAME             GRANTED (#)    2000 FISCAL YEAR(2)   ($/SHARE)      DATE          5%             10%
------------------------  -------------   -------------------   ---------   ----------   -----------   -------------
Charles D. Kissner......        75,000            5.27%          $12.125     05/03/09     $571,897      $1,449,300
Sam Smookler............        35,000            2.46%           12.125     05/03/09      266,885         676,340
                                25,000(4)         1.76%            13.25     10/22/09      134,819         314,250
Frank Carretta, Jr......        20,000            1.41%           12.125     05/03/09      152,506         386,480
Frank Grenon............        25,000            1.76%           12.125     05/03/09      190,632         483,100
Carl A. Thomsen.........        25,000            1.76%           12.125     05/03/09      190,632         483,100
Paul Kennard............        25,000            1.76%           12.125     05/03/09      190,632         483,100

------------------------

(1) All options granted, except as specifically noted, had ten-year terms and vest ratably over five years.

(2) Based on a total of 1,423,325 options granted.

(3) The 5% and 10% annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(4) These options, granted pursuant to the Company's 1999 Stock Incentive Plan, have a seven year term and vest 25% per year over four years beginning on the first anniversary of the grant date.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning their exercise of stock options during the fiscal year ended March 31, 2000, and the unexercised options held by them as of March 31, 2000.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                      AND OPTION VALUES AT MARCH 31, 2000

                                                                                            VALUE OF UNEXERCISED IN-THE-
                                                                 NUMBER OF SECURITIES        MONEY OPTIONS AT MARCH 31,
                                                                UNDERLYING UNEXERCISED      2000 (MARKET PRICE OF SHARES
                                           VALUE REALIZED      OPTIONS AT MARCH 31, 2000    AT MARCH 31, 2000 OF $33.875
                                          (MARKET PRICE AT                (#)                  LESS EXERCISE PRICE)(1)
                       SHARES ACQUIRED   EXERCISE DATE LESS   ---------------------------   -----------------------------
        NAME           ON EXERCISE (#)    EXERCISE PRICE)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------  ---------------   ------------------   -----------   -------------   -------------   -------------
Charles D. Kissner...       368,343          $6,218,394         343,600        380,001       $8,817,500      $9,836,289
Sam Smookler.........       150,630           2,515,313             263        220,000            7,002       4,659,375
Frank Carretta, Jr...        58,659           1,822,493          37,000         88,000          836,250       2,027,500
Frank Grenon.........       710,022          20,093,419               0        265,000                0       7,998,750
Carl A. Thomsen......        71,553           1,612,972          56,608        110,946        1,426,795       2,692,117
Paul Kennard.........       105,000           1,767,977          42,127        109,000        1,062,929       2,637,750

------------------------

(1) "In-the-money" options are options with an exercise price less than the closing price of the Company's Common Stock on March 31, 2000.

EMPLOYMENT AND TERMINATION AGREEMENTS

    Mr. Kissner, Mr. Carretta, Mr. Smookler, Mr. Thomsen and Mr. Kennard each have written employment agreements with the Company. Mr. Grenon had an employment agreement that was terminated when he left the Company in January 2000, and he now has a consulting agreement with the Company pursuant to which he provides consulting services on a part-time basis.

    In August 1998, Mr. Kissner entered into a renewed and restated employment agreement with the Company. The terms of this agreement extend until terminated by either the Company or Mr. Kissner. The Agreement provides that if Mr. Kissner is terminated without cause or as a result of a disability, he is entitled to receive (a) severance payment equal to the amount of 36 months of his then base salary, paid in the form of a salary continuation over the course of a 36-month period, (b) payment equal to the average annual incentive bonus received by Mr. Kissner for the previous three fiscal years multiplied by three, (c) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company, (d) payment of Mr. Kissner's share of health insurance premiums for a period of up to 36 months, unless he and his family become entitled to enroll in a group health insurance plan of another company or organization as defined by COBRA Regulations, and (e) continued vesting of all new and future stock options for a period of 36 months.

    Mr. Kissner may also terminate his employment with the Company if one of the following events takes place without his consent: (a) Mr. Kissner's position changes, which results in a significant reduction of his title or responsibilities, (b) Mr. Kissner's compensation is reduced by more than five percent, or (c) Mr. Kissner's principal place of employment is relocated by more than 50 miles. If Mr. Kissner terminates his employment in any of these scenarios, he will receive the same severance payments and benefits that he is entitled to receive if the Company were to terminate his employment without cause as described above. Additionally, if Mr. Kissner is terminated by the Company or a "Surviving Legal Entity" following a "Change of Control," each as defined in the employment agreement, Mr. Kissner will receive the same severance payments and benefits that he is entitled to receive if the Company were to terminate his employment without cause as described above.

    Mr. Smookler, Mr. Carretta, Mr. Thomsen and Mr. Kennard have entered into renewed and restated employment agreements with the Company, effective as of December 1998. The term of each of these four agreements extends until terminated by either the Company or the officer. The employment agreement for each of these officers includes the following provisions: (1) if the officer is terminated without cause he shall be entitled to receive (a) severance pay for 12 months at his normal monthly salary; (b) the continuation of vesting of his stock options for one year from the date of his termination; and (c) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company; or (2) if the Company is merged or acquired in a transaction in which there is a Change of Control of the Company, then the officer shall be entitled to receive (i) severance pay in the amount of two times his base annual salary; (ii) a bonus payment equal to that of the total of the bonuses paid to him in the last two fiscal years; and (iii) a proration of his incentive bonus, if earned, for the then current fiscal year based on the number of months he was employed during the year by the Company. In the event of a Change of Control, the officer shall receive full vesting of all stock option grants in accordance with the Company's stock option agreements.

BOARD MEETINGS AND COMMITTEES

    During the year ended March 31, 2000, the Board of Directors held six meetings. During the same period, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings by all Committees of the Board on which such director served held during the period for which he was a director. There are no family relationships among any of the executive officers or directors of the Company.

    The Company currently has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and reviewing the Company's accounting practices and system of internal accounting controls. The Audit Committee, which currently consists of Mr. Alberding, Mr. Oringer and Mr. Bachow, held four meetings during the year ended March 31, 2000. The Compensation Committee is responsible for recommending and reviewing the compensation of the Company's executive officers and for administering the Company's incentive plans. This committee, which currently consists of Dr. Meindl, Mr. Combs and Mr. Mendicino, held five meetings during the year ended March 31, 2000.

    The Company does not currently have a Nominating Committee. Although there are no formal procedures for stockholders to recommend nominees for election to the Board, the Board will consider recommendations from stockholders, which should be addressed to Ms. Carol A. Goudey, the Company's Assistant Secretary, at the Company's address set forth above.

COMPENSATION OF DIRECTORS

    During the first two quarters of the fiscal year ended March 31, 2000, the Company paid each non-employee director $1,000 in fees for each in-person meeting and $500 per telephone meeting. During the final two quarters of fiscal year 2000, the Company paid each non-employee director $1,250 in fees for each in-person meeting and $625 per telephone meeting. In the first three quarters of fiscal year 2000, the Company paid each director a retainer of $3,000 per quarter in cash with an option to receive in lieu of such payment $3,500 in stock. In the final quarter of fiscal 2000, the Company paid each director a retainer of $3,500 per quarter in cash with an option to receive in lieu of such payment $4,000 in stock. During fiscal 2000 the Company paid committee meeting fees of $750 for each in-person committee meeting and $375 for each telephone committee meeting unless, in either case, such committee meeting was held in conjunction with a Board meeting. Directors were also reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board and committees thereof. The Company also paid during fiscal 2000 consulting fees to members of the Board of $1,000 per day, in one half day increments, for Board approved projects (including transportation time) plus reimbursement of all expenses.

    During the first two quarters of the fiscal year ended March 31, 2000, each new non-employee Board member, upon his initial appointment or election to the Board, was eligible to receive an automatic option grant for 42,000 shares with an exercise price equal to the fair market value of the option shares on the grant date. During the final two quarters of the 2000 fiscal year, each new non-employee Board member, upon his initial appointment or election to the Board, was eligible to receive an automatic option grant for 30,000 shares with an exercise price equal to the fair market value of the option shares on the grant date. Each individual reelected as a non-employee Board member at the 1999 annual meeting of stockholders, and who had been a Board member for the three prior years, received an option grant at that time for 14,000 shares. Mr. Alberding and Mr. Meindl received such grants. Each individual reelected as a non-employee Board member at the upcoming Annual Meeting, and who will have been a Board member for the three prior years, will receive an option grant for 10,000 shares. Each initial or periodic option grant is immediately exercisable for all the option shares, but the shares purchased under the option are subject to repurchase by the Company, at the option exercise price, upon the optionee's cessation of Board service. The option shares vest, and the Company's repurchase right lapses with respect to option shares, in three equal annual installments over the optionee's period of Board service, measured from the grant date. However, upon certain changes in control of the Company, the Company's repurchase rights immediately lapse in full. Each option grant under the 1994 Stock Incentive Grant has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service. Future grants under the 1999 Stock Incentive Grant will have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service.

    Pursuant to the Stock Fee Program of the Company's 1994 Incentive Plan and 1999 Stock Incentive Plan, non-employee directors may elect to apply all or any portion of their annual retainer fee and/or meeting fees otherwise payable in cash to the acquisition of shares of Common Stock. For the 2000 calendar year, Mr. Bachow, Mr. Combs, Mr. Mendicino and Mr. Oringer have chosen to participate in such program and have elected to receive Common Stock in lieu of their annual retainer fee. Each of these directors received 691 shares of Common Stock at a purchase price of $23.125 per share. In addition, Mr. Meindl has chosen to receive one half of his annual retainer fee in shares of Common Stock and he received 345 shares at a purchase price of $23.125 per share. Shares received by these directors in lieu of fees vest monthly during the year after receipt; provided that the director continues to serve on the Board through these dates. The shares will be held in escrow by the Company and the appropriate vested amounts released in equal installments on June 30, 2000 and December 31, 2000.

    In May 2000 Mr. Kissner was granted an option for 500,000 shares of Common Stock pursuant to the 1999 Stock Incentive Plan. These options vest in five years, but vesting will be accelerated if the Company's share price increases substantially to meet certain defined targets. This option grant is consistent with Mr. Kissner's focus as Chairman of the Board on the long-term strategic growth of the Company and increasing the value of the Company's stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors currently consists of three members of the Board: John W. Combs, James D. Meindl and Mr. Frank Mendicino. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has the authority and responsibility to approve the overall compensation strategy for the Company, administer the Company's annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to the Company's executive compensation. The Compensation Committee is comprised of independent, non-employee Board members.

    GENERAL COMPENSATION POLICY. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by Radford Associates, Aon Consulting and the American Electronics Association to develop compensation recommendations competitive with other companies in the communications industry. The Compensation Committee's objectives are to (i) create a performance oriented environment with variable compensation based upon the achievement of annual and longer-term business results; (ii) focus management on maximizing stockholder value through stock-based compensation aligned to stockholders' return; and (iii) provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

    The Compensation Committee is authorized (i) to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company; and (ii) to make specific recommendations to the Board of Directors concerning the compensation of executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's stock option plans and the Company's retirement and savings plan.

    FACTORS. The primary factors considered in establishing the components of each executive officer's compensation package for the fiscal year ended March 31, 2000 are summarized below. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    - BASE SALARY.The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Generally, Company performance and profitability are not taken into account in establishing base salary. Salaries paid to the Company's executive officers for the fiscal year ended March 31, 2000 ranged from the 72nd percentile at the low end to the 94th percentile at the high end of the compensation data surveyed for the industry. A number of adjustments were made to the surveyed compensation data for the industry to reflect differences in management style, organizational structure and corporate culture, geographic location, product development stage and market capitalization between the Company and the surveyed entities. As a result of these adjustments, there is not a meaningful correlation between the companies in the industry which were taken into account for comparative compensation purposes and the companies included in the industry group index which appears later in this Proxy Statement for purposes of evaluating the price performance of the Company's Common Stock. See "Stock Performance Graph."

    - ANNUAL INCENTIVE COMPENSATION.For the fiscal year ended March 31, 2000, specific financial and organizational objectives, including earnings per share, revenue and orders targets and return on equity, were established as the basis for the incentive bonuses to be paid to the executive officers of the Company. Specific bonus awards, set as a target percentage of salary, were established for each officer's position and were to be earned on the basis of achieving the specified corporate goals and the accomplishment of specific individual objectives. The corporate goals for the fiscal year 2000 were partially met, and incentive bonuses were paid to officers of the Company for such fiscal year based on this plan.

    - LONG-TERM STOCK-BASED INCENTIVE COMPENSATION.Generally, the Compensation Committee awards stock options to each of the Company's executive officers following the initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. In furtherance of this policy, the Company has implemented the 1994 Incentive Plan and the 1999 Incentive Equity Plan to serve as a comprehensive equity incentive program for the Company's executive officers and other key employees.

     Generally, the size of the option grant made to each executive officer is set at a level which the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but the Compensation Committee also takes into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Committee's discretion. Each of the Named Executive Officers, Mr. Kissner, Mr. Smookler, Mr. Carretta, Mr. Grenon, Mr. Thomsen and Mr. Kennard received stock option grants in fiscal year 2000.

     Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years under the 1994 Incentive Equity Plan and 7 years under the 1999 Incentive Equity Plan). Options granted during fiscal year 2000 under the 1994 Stock Option Plan will generally become exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Options granted under the 1999 Stock Option Plan will generally become exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

    CEO COMPENSATION. The Compensation Committee established Mr. Kissner's base salary with the objective of maintaining the competitiveness of Mr. Kissner's base salary with salaries paid to similarly situated chief executive officers. With respect to Mr. Kissner's base salary, it was the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Mr. Kissner's base salary for the 2000 fiscal year was set at the 82nd percentile of the salary data surveyed for other chief executive officers in the industry. In addition, Mr. Kissner received grants of 75,000 stock options in the 2000 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance-based compensation paid to the Company's executive officers in fiscal year 2000 did not exceed the $1 million limit per officer. At the 1994 Annual Meeting, the stockholders approved the implementation of the 1994 Incentive Plan under which the number of shares of Common Stock for which any one individual participating in the 1994 Incentive Plan may be granted stock options, stock appreciation rights or direct stock issuances is limited to 1,000,000 shares over the term of the plan. As a result of this limitation and certain other administrative provisions of the 1994 Incentive Plan, any compensation deemed paid to a covered executive officer in connection with the exercise of stock options or stock appreciation rights granted under the 1994 Incentive Plan with an exercise price equal to the market price of the shares covered by the option or stock appreciation right on the grant date will qualify as performance-based compensation.

    The 1999 Incentive Plan also contains limits on the number of stock options a participant may receive in any fiscal year, as well as certain other administrative provisions, so that the compensation attributable to the exercise of stock options under the 1999 Incentive Plan will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to the Company's covered executive officers for the 2001 fiscal year will exceed the $1 million limit per officer. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant and may use such exemptions in addition to the exemption contemplated under the Company's 1994 Incentive Plan and 1999 Stock Incentive Plan.

    Submitted by the Compensation Committee of the Company's Board of Directors:

                                 John W. Combs
                                James D. Meindl
                                Frank Mendicino

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Communications Technology Index during the five fiscal years ended March 31, 2000. The comparison assumes $100 was invested on March 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of any dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN

                                     AMONG
                         DIGITAL MICROWAVE CORPORATION,
                       DOW JONES EQUITY MARKET INDEX AND
                   DOW JONES COMMUNICATIONS TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              DOW JONES
                    DIGITAL      DOW JONES  COMMUNICATIONS
      MICROWAVE CORPORATION  EQUITY MARKET      TECHNOLOGY
3/95                   $100           $100            $100
3/96                    $66           $133            $123
3/97                   $141           $159            $113
3/98                   $217           $235            $186
3/99                   $123           $278            $316
3/00                   $497           $329            $654

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated into any future filings made by the Company under those statutes.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2000, all of the Company's officers, directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements during the 2000 fiscal year.

STOCKHOLDER PROPOSALS

    The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be March 9, 2001. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

OTHER BUSINESS

    The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Charles D. Kissner

                                          Charles D. Kissner

                                          CHAIRMAN OF THE BOARD

San Jose, California
July 5, 2000

                     THIS PROXY IS SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF DIGITAL MICROWAVE CORPORATION
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST 8, 2000

    The undersigned stockholder of DIGITAL MICROWAVE CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 5, 2000, and the 2000 Annual Report to Stockholders, and hereby appoints Sam Smookler, Carl A. Thomsen and Carol A. Goudey or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of DIGITAL MICROWAVE CORPORATION to be held on August 8, 2000 at 3:00 p.m., local time, at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE NAME CHANGE OF THE COMPANY, FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF DIGITAL MICROWAVE CORPORATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    1.  ELECTION OF OFFICERS

        ___ FOR all nominees listed below    ___ WITHHOLD AUTHORITY to vote for
            (except as indicated)                all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

    CHARLES D. KISSNER

    SAM SMOOKLER

    RICHARD C. ALBERDING

    PAUL S. BACHOW

    JOHN W. COMBS

    JAMES D. MEINDL

    V. FRANK MENDICINO

    HOWARD ORINGER

    2. PROPOSAL TO CHANGE THE COMPANY'S NAME FROM "DIGITAL MICROWAVE CORPORATION" TO "DMC STRATEX NETWORKS, INC.":

       ___ FOR       ___ AGAINST      ___ ABSTAIN

    3. PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 95,000,000 TO 150,000,000:

       ___ FOR       ___ AGAINST      ___ ABSTAIN

    4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF DIGITAL MICROWAVE CORPORATION FOR FISCAL 2001:

       ___ FOR       ___ AGAINST      ___ ABSTAIN

                                         DATED:  _____________________, 2000

                                         ____________________________________
                                         Signature

                                         ____________________________________
                                         Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.